UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2008 (September 3, 2008)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)		30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 3, 2008, Atlantic Industries, a wholly-owned, indirect subsidiary of The Coca-Cola Company, announced that, subject to the satisfaction of the pre-condition described below, Atlantic Industries would make voluntary conditional cash offers (the “Share Offer”): (a) to acquire all of the issued shares in the share capital of China Huiyuan Juice Group Limited (“Huiyuan”); (b) to acquire all of the outstanding convertible bonds of Huiyuan; and (c) for the cancellation of all of the outstanding options of Huiyuan.  The making of the Share Offer is subject to the receipt of any necessary governmental or regulatory consent or approval (including any antitrust approval) on terms reasonably satisfactory to Atlantic Industries or the expiration or termination of any applicable regulatory or governmental waiting periods.

On September 3, 2008, a joint announcement regarding the Share Offer was issued by The Coca-Cola Company, Huiyuan and Atlantic Industries.  The Coca-Cola Company also issued a press release regarding the Share Offer.  The joint announcement is attached hereto as Exhibit 99.1.  The full text of the press release, a copy of which is attached hereto as Exhibit 99.2, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Joint Announcement of The Coca-Cola Company, China Huiyuan Juice Group Limited and Atlantic Industries dated September 3, 2008

99.2	Press release issued by The Coca-Cola Company on September 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date:	September 3, 2008	By:	/s/ David M. Taggart
		Name:	David M. Taggart
		Title:	Senior Vice President and Treasurer

Exhibit Index

Exhibit No.	Exhibits

99.1	Joint Announcement of The Coca-Cola Company, China Huiyuan Juice Group Limited and Atlantic Industries dated September, 3, 2008

99.2	Press release issued by The Coca-Cola Company on September 3, 2008